EXHIBIT 99.1

Media and Investor Contact:
Wendy Kelley
investorrelations@wd40.com
+1-619-275-9304

WD-40 Company Announces Planned Director Retirement
~ Eric P. Etchart to Succeed Gregory A. Sandfort as Board Chair ~

SAN DIEGO — June 18, 2024 — WD-40 Company (NASDAQ:WDFC) announced today that Gregory A. Sandfort has provided notice to WD-40 Company’s board of directors that he will retire as a director and as non-executive chair of the company’s board as of the scheduled date of its next annual meeting of stockholders, December 12, 2024.
Mr. Sandfort will continue to serve as chair of the board until the company’s annual meeting when his term expires. Following the annual meeting, the board intends to appoint independent director Eric P. Etchart as its non-executive chair.
Mr. Sandfort was initially elected to the Company’s board in 2011 and has served as its chair since 2022. Prior to that, he served as lead independent director from 2020 to 2022. Mr. Sandfort served as chief executive officer of Tractor Supply Company from 2012 until his retirement in 2020.
“On behalf of the board, I would like to express our gratitude to Greg for his dedication to the company and its stakeholders,” stated Steve Brass, WD-40 Company’s president and chief executive officer. “For over twelve years, Greg has served on our board, consistently demonstrating a commitment to the highest standards of governance practices. I am grateful for the leadership and guidance he has provided during my early tenure as chief executive officer.”

Mr. Etchart, who joined the board in 2016, currently serves as chair of the corporate governance committee and as a member of the finance committee. He had served as senior vice president of The Manitowoc Company, Inc. from 2007 until his retirement in 2016. Mr. Etchart, a French national, has served as senior vice president, business development, from 2015 to 2016 and as president and general manager of the Manitowoc Crane Group from 2007 to 2015. He has also held senior management positions in China, Singapore, Italy, France, and the United States, which provides him with a robust understanding of international business. He is recognized as a NACD Board Leadership Fellow and has earned certifications in climate leadership and ESG leadership.
“I am extremely pleased that the board has chosen to appoint Eric as its next chair. His breadth of international finance, marketing, board, and management experience will provide the company valuable insights as we seek to accelerate our geographic expansion and remain steadfast in our commitment to good corporate governance,” concluded Brass.

Upon Mr. Sandfort’s retirement, the company’s board size will be reduced to 10 directors effective as of the date of the annual meeting.

About WD-40 Company
WD-40 Company is a global marketing organization dedicated to creating positive lasting memories by developing and selling products that solve problems in workshops, factories, and homes around the world. The Company owns a wide range of well-known brands that include maintenance products and homecare and cleaning products: WD-40® Multi-Use Product, WD-40 Specialist®, 3-IN-ONE®, GT85®, 2000 Flushes®, no vac®, 1001®, Spot Shot®, Lava®, Solvol®, X-14®, and Carpet Fresh®.
Headquartered in San Diego, California, USA, WD-40 Company recorded net sales of $537.3 million in fiscal year 2023 and its products are currently available in more than 176 countries and territories worldwide. WD-40 Company is traded on the NASDAQ Global Select Market under the ticker symbol “WDFC.” For additional information about WD-40 Company please visit http://www.wd40company.com.

Forward-Looking Statements
Except for the historical information contained herein, this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. These forward-looking statements are generally identified with words such as “believe,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “aim,” “anticipate,” “target,” “estimate” and similar expressions.

Our forward-looking statements include, but are not limited to, statements regarding changes to our board leadership; size and composition of our board; plans for and success of the Company’s execution of board leadership succession and governance; and expectations regarding accelerating geographic expansion.

The Company’s expectations, beliefs and forecasts are expressed in good faith and are believed by the Company to have a reasonable basis, but there can be no assurance that the Company’s expectations, beliefs or forecasts will be achieved or accomplished.

Actual events or results may differ materially from those projected in forward-looking statements due to various factors, including, but not limited to, those identified in Part I—Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2023 which the Company filed with the SEC on October 23, 2023, and in the Company’s Quarterly Report on Form 10-Q for the period ended May 31, 2024 which the Company expects to file with the SEC on July 10, 2024.
All forward-looking statements included in this press release should be considered in the context of these risks. All forward-looking statements speak only as of June 18, 2024, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.

Additional Information
This press release is just one part of WD-40 Company’s financial disclosures and should be read in conjunction with other information filed with the SEC, which is available at: https://investor.wd40company.com/investors/financial-information/sec-filings/default.aspx.

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